   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1997

                                                       REGISTRATION NO. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                            CHARTWELL LEISURE INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
          DELAWARE                                      22-3326054
       (STATE OR OTHER                       (I.R.S. EMPLOYER IDENTIFICATION
        JURISDICTION                                     NUMBER)
     OFINCORPORATION OR
        ORGANIZATION)          605 THIRD AVENUE
                           NEW YORK, NEW YORK 10158
                                (212) 692-1400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                               RICHARD L. FISHER
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               605 THIRD AVENUE
                           NEW YORK, NEW YORK 10158
                                (212) 692-1400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
                            JOHN N. TURITZIN, ESQ.
                               BATTLE FOWLER LLP
                              75 EAST 55TH STREET
                              NEW YORK, NY 10022
                                (212) 856-7000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-16661
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE

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
                                                           PROPOSED
 TITLE OF EACH CLASS OF                     MAXIMUM        MAXIMUM
    SECURITIES TO BE      AMOUNT TO BE     OFFERING       AGGREGATE         AMOUNT OF
       REGISTERED        REGISTERED (1) PRICE PER SHARE OFFERING PRICE REGISTRATION FEE(2)
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
Common Stock, $.01 par
 value per share,
 reserved for issuance
 upon exercise of
 rights................  497,632 shares     $14.00        $6,966,848         $2,112(2)
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Rights.................  497,632 rights         --                --            -- (3)

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(1) Amount represents an increase in the offering size from 2,602,000 shares to 3,099,632 shares of which 2,602,000 shares were previously registered. Amount also represents an increase in the offering size from 2,602,000 Rights to 3,099,632 Rights of which 2,602,000 Rights were previously registered.
(2) Calculated pursuant to Rule 457.
(3) Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required with respect to the Rights.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  This Registration Statement on Form S-3 is filed by Chartwell Leisure Inc., a Delaware corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The information in the Registration Statement on Form S-3, and its amendments thereto, previously filed by the Company with the Securities and Exchange Commission (File No. 333-16661) pursuant to the Act is incorporated by reference into this Registration Statement.

 EXHIBIT
 -------
  5.1    Opinion of Battle Fowler LLP as to the legality of the securities being registered.
 23.1(a) Consent of Deloitte & Touche LLP.
 23.1(b) Consent of Deloitte & Touche LLP.
 23.1(c) Consent of Deloitte & Touche.
 23.2    Consent of Battle Fowler LLP (included in its opinion filed as Exhibit
         5.1 hereto).
 23.3    Consent of Price Waterhouse LLP.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON FEBRUARY 13, 1997.

                                          Chartwell Leisure Inc.
                                          (Registrant)

                                                   /s/ Martin L. Edelman
                                          By:__________________________________
                                                     MARTIN L. EDELMAN
                                                         PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                 DATE

                  *                    Chairman of the           February 13,
-------------------------------------   Board of Directors           1997
          RICHARD L. FISHER             and Chief Executive
                                        Officer (principal
                                        executive officer)

        /s/ Martin L. Edelman          Director and              February 13,
-------------------------------------   President                    1997
          MARTIN L. EDELMAN

                  *                    Chief Financial           February 13,
-------------------------------------   Officer (principal           1997
          KENNETH J. WEBER              financial and
                                        accounting officer)

                  *                    Director                  February 13,
-------------------------------------                                1997
         HENRY R. SILVERMAN

                  *                    Director                  February 13,
-------------------------------------                                1997
          STEPHEN P. HOLMES

              SIGNATURE                         TITLE                DATE

                  *                     Director                 February 13,
-------------------------------------                                1997
           MARC E. LELAND

                  *                     Director                 February 13,
-------------------------------------                                1997
         MICHAEL J. KENNEDY

                  *                     Director                 February 13,
-------------------------------------                                1997
          DR. GUIDO GOLDMAN

                  *                     Director                 February 13,
-------------------------------------                                1997
           RACHEL ROBINSON

         /s/ Martin L. Edelman                                   February 13,
*By: ________________________________                                1997
  MARTIN L. EDELMAN ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                                  EXHIBIT
 ------- ----------------------------------------------------------------------
         Opinion of Battle Fowler LLP as to the legality of the securities
  5.1    being registered.
 23.1(a) Consent of Deloitte & Touche LLP.
 23.1(b) Consent of Deloitte & Touche LLP.
 23.1(c) Consent of Deloitte & Touche.
 23.2    Consent of Battle Fowler LLP (included in its opinion filed as Exhibit
         5.1 hereto).
 23.3    Consent of Price Waterhouse LLP.